Exhibit 99.1
OLAPLEX Reports Third Quarter 2024 Results
Revises Fiscal Year 2024 Guidance

NEW YORK, NY – November 7, 2024 – Olaplex Holdings, Inc. (NASDAQ: OLPX) ("OLAPLEX" or the "Company") today announced financial results for the third quarter and nine months ended September 30, 2024.
Amanda Baldwin, OLAPLEX’s Chief Executive Officer, commented: "This year has been dedicated to transformation and we continue to make strides on our plan to prioritize product innovation and the Professional community. While we have seen meaningful progress against our strategic goals, we have revised our outlook for fiscal year 2024 as the trajectory of our transformation has shifted, with a particular focus on the realignment of our international business. We continue to focus on initiatives aimed at building a healthier business, including new sales and marketing investments, and now with a best-in-class executive team at the helm. OLAPLEX remains an incredibly powerful brand, and we are more confident than ever in delivering consistent and sustained growth."
For the third quarter of 2024 compared to the third quarter of 2023:
•Net sales decreased 3.6% to $119.1 million;
◦By channel:
▪Professional decreased 12.6% to $42.2 million;
▪Direct-To-Consumer increased 6.8% to $34.3 million;
▪Specialty Retail decreased 1.3% to $42.6 million;
◦Net sales decreased 3.3% in the United States and decreased 3.9% internationally;
•Net income decreased 27.3% and adjusted net income decreased 13.8%;
•Diluted EPS was $0.02 for the third quarter of 2024, as compared to $0.03 for the third quarter of 2023; and
•Adjusted Diluted EPS was $0.04 for the third quarter of 2024, as compared to $0.05 for the third quarter of 2023.

Three Months Ended September 30, 2024 Results

(Dollars in $000’s, except per share and share data)
	Three Months Ended September 30,
	2024	2023	% Change
Net Sales	$119,080	$123,555	(3.6)%
Gross Profit	$81,734	$83,548	(2.2)
Gross Profit Margin	68.6%	67.6%
Adjusted Gross Profit	$84,299	$86,140	(2.1)
Adjusted Gross Profit Margin	70.8%	69.7%
SG&A	$42,956	$36,433	17.9
Adjusted SG&A	$40,440	$33,744	19.8
Net Income	$14,797	$20,366	(27.3)
Adjusted Net Income	$28,736	$33,354	(13.8)
Adjusted EBITDA	$44,638	$51,540	(13.4)
Adjusted EBITDA Margin	37.5%	41.7%
Diluted EPS	$0.02	$0.03	(33.3)
Adjusted Diluted EPS	$0.04	$0.05	(20.0)%
Weighted Average Diluted Shares Outstanding	666,151,359	678,758,020

Nine Months Ended September 30, 2024 Results

(Dollars in $000’s, except per share and share data)
	Nine Months Ended September 30,
	2024	2023	% Change
Net Sales	$321,929	$346,583	(7.1)%
Gross Profit	$225,514	$241,854	(6.8)
Gross Profit Margin	70.1%	69.8%
Adjusted Gross Profit	$232,568	$248,176	(6.3)
Adjusted Gross Profit Margin	72.2%	71.6%
SG&A	$128,816	$119,770	7.6
Adjusted SG&A	$120,244	$108,924	10.4
Net Income	$28,322	$47,486	(40.4)
Adjusted Net Income	$68,083	$85,975	(20.8)
Adjusted EBITDA	$112,176	$138,267	(18.9)
Adjusted EBITDA Margin	34.8%	39.9%
Diluted EPS	$0.04	$0.07	(42.9)
Adjusted Diluted EPS	$0.10	$0.13	(23.1)%
Weighted Average Diluted Shares Outstanding	664,723,301	681,089,543
Adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income, adjusted EBITDA, adjusted EBITDA margin, and adjusted diluted EPS are measures that are not calculated or presented in accordance with generally accepted accounting principles in the United States ("GAAP"). For more information about how we use these non-GAAP financial measures in our business, the limitations of these measures, and a reconciliation of these measures to the most directly comparable GAAP measures, please see "Disclosure Regarding Non-GAAP Financial Measures" and the reconciliation tables that accompany this release.
Balance Sheet
As of September 30, 2024, the Company had $538.8 million of cash and cash equivalents, compared to $466.4 million as of December 31, 2023. Inventory at the end of the third quarter of 2024 was $85.9 million, compared to $95.9 million at December 31, 2023. Long-term debt, net of current portion and deferred debt issuance costs was $645.0 million as of September 30, 2024, compared to $649.0 million as of December 31, 2023.
Fiscal Year 2024 Guidance
The Company updated its guidance for net sales, adjusted net income and adjusted EBITDA for fiscal year 2024, as set forth below.

(Dollars in millions)	Prior Fiscal Year 2024 Guidance	Updated Fiscal Year 2024 Guidance
Net Sales	$435-$463	$405-$415
Adjusted Net Income*	$87-$100	$67-$73
Adjusted EBITDA*	$143-$159	$121-$127
The fiscal year 2024 net sales, adjusted net income and adjusted EBITDA guidance are approximations and are based on the Company’s plans and assumptions for the relevant period, including, but not limited to, the following:
•Net Sales:
◦The Company's updated net sales guidance reflects three primary factors:
▪First, the Company anticipates weaker performance from its international business resulting from the Company's actions to simplify and further realign its distribution network in an effort to strengthen its international sales operations, as well as the Company's limited approach to international marketing that is expected to lead to softer demand.

▪Second, while the Company believes that sell-through on an absolute dollar basis at U.S. key accounts is largely consistent with trends throughout the year, the business is not yet experiencing the level of lift in demand from the deployment of new sales and marketing investments that the Company previously anticipated.
▪Third, the Company anticipates increased promotional activity during the holiday period across geographies relative to its previous assumption.
•Adjusted Gross Profit Margin:
◦The Company anticipates adjusted gross profit margin* in the range of 70.9% to 71.6% compared to its prior assumption of 72.5% to 73.1% in fiscal year 2024.
◦The Company expects that adjusted gross profit margin will be lower than previously anticipated primarily due to greater deleverage from lower sales volumes on its fixed warehousing costs, as well as additional promotional activity expected during the fourth quarter of 2024.
•Adjusted SG&A:
◦The Company expects adjusted SG&A* in the range of $167 million to $170 million in fiscal year 2024 compared to its prior assumption of $172 million to $179 million.
◦The Company anticipates that adjusted SG&A will be lower than previously expected primarily due to a reduction in fiscal year 2024 non-payroll-related advertising and marketing expenses compared to its previous assumption.
•Adjusted EBITDA Margin:
◦The Company now expects adjusted EBITDA margin* in the range of 29.9% to 30.6% for fiscal year 2024, compared to prior assumption of 32.8% to 34.3%.
◦The Company now expects more adjusted EBITDA margin deleverage as compared to the prior fiscal year 2024 assumption due to its lower net sales forecast against expectations for continued investment in operating expenses.
•Net Interest Expense:
◦The Company now expects net interest expense to be approximately $34 million during fiscal year 2024, compared to its previous assumption of $32 million to $34 million.
•Adjusted Effective Tax Rate:
◦The Company now expects an adjusted effective tax rate* of approximately 19.5% for fiscal year 2024, compared to its previous assumption of 19.5% to 20.5%.
*Adjusted net income, adjusted EBITDA, adjusted gross profit margin, adjusted SG&A, adjusted EBITDA margin and adjusted effective tax rate are non-GAAP financial measures. See “Disclosure Regarding Non-GAAP Financial Measures” for additional information.
Webcast and Conference Call Information
The Company plans to host an investor conference call and webcast to review third quarter 2024 financial results at 9:00am ET/6:00am PT on November 7, 2024. The webcast can be accessed at https://ir.olaplex.com. The conference call can be accessed by calling (201) 689-8521 or (877) 407-8813 for a toll-free number. A replay of the webcast will remain available on the website for 90 days.
About OLAPLEX
OLAPLEX is an innovative, science-enabled, technology-driven beauty company with a mission to improve the hair health of its consumers. In 2014, OLAPLEX disrupted and revolutionized the prestige hair care category by creating innovative bond-building technology, which works by protecting, strengthening and relinking broken bonds in the hair during and after hair services. The brand’s proprietary, patent-protected ingredients work on a molecular level to protect and repair damaged hair. OLAPLEX’s award-winning products are sold through an expanding omnichannel model serving the professional, specialty retail, and direct-to-consumer channels.

Cautionary Note Regarding Forward-Looking Statements
This press release includes certain forward-looking statements and information relating to the Company that are based on the beliefs of management as well as assumptions made by, and information currently available to, the Company. These forward-looking statements include, but are not limited to, statements about: the Company’s financial position, operating results, growth, sales and profitability; the Company's financial guidance for fiscal year 2024, including net sales, adjusted net income, adjusted EBITDA, adjusted gross profit margin, adjusted SG&A, adjusted EBITDA margin, net interest expense, adjusted effective tax rate and non-payroll related marketing and advertising expenses; demand for the Company’s products; the Company’s product development pipeline and the impact of new product introductions, including the timing thereof; the Company's U.S. and international distribution operations; the Company’s business plans, strategies, investments, priorities and objectives, including the impact and timing thereof; anticipated product costs and organizational costs; the Company’s sales, marketing and education initiatives, including promotions, and related investments, and the impact, focus and timing thereof; general economic trends and industry trends; the Company's executive leadership changes; inventory levels; seasonality; and other statements contained in this press release that are not historical or current facts. When used in this press release, words such as "may," "will," “could," "should," "intend," "potential," "continue," "anticipate," "believe," "estimate," "expect," "plan," "target," "predict," "project," "forecast," "seek" and similar expressions as they relate to the Company are intended to identify forward-looking statements.
The forward-looking statements in this press release reflect the Company’s current expectations and projections about future events and financial trends that management believes may affect the Company’s business, financial condition and results of operations. These statements are predictions based upon assumptions that may not prove to be accurate, and they are not guarantees of future performance. As such, you should not place significant reliance on the Company’s forward-looking statements. Neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements, including any such statements taken from third party industry and market reports.
Forward-looking statements involve known and unknown risks, inherent uncertainties and other factors that are difficult to predict which may cause the Company’s actual results, performance, time frames or achievements to be materially different from any future results, performance, time frames or achievements expressed or implied by the forward-looking statements, including, without limitation: competition in the beauty industry; the Company’s ability to effectively maintain and promote a positive brand image, expand its brand awareness and maintain consumer confidence in the quality, safety and efficacy of its products; the Company’s ability to anticipate and respond to market trends and changes in consumer preferences and execute on its growth strategies and expansion opportunities, including with respect to new product introductions; the Company’s ability to accurately forecast customer and consumer demand for its products; the Company's dependence on the success of its long-term strategic plan; the Company’s ability to limit the illegal distribution and sale by third parties of counterfeit versions of its products or the unauthorized diversion by third parties of its products; the Company's dependence on a limited number of customers for a large portion of its net sales; the Company’s ability to develop, manufacture and effectively and profitably market and sell future products; the Company’s ability to attract new customers and consumers and encourage consumer spending across its product portfolio; the Company’s ability to successfully implement new or additional marketing efforts; the Company’s relationships with and the performance of its suppliers, manufacturers, distributors and retailers and the Company’s ability to manage its supply chain; impacts on the Company’s business from political, regulatory, economic, trade and other risks associated with operating internationally; the Company’s ability to manage its executive leadership changes and to attract and retain senior management and other qualified personnel; the Company’s reliance on its and its third-party service providers’ information technology; the Company’s ability to maintain the security of confidential information; the Company’s ability to establish and maintain intellectual property protection for its products, as well as the Company’s ability to operate its business without infringing, misappropriating or otherwise violating the intellectual property rights of others; the outcome of litigation and regulatory proceedings; the impact of changes in federal, state and international laws, regulations and administrative policy; the Company’s existing and any future indebtedness, including the Company’s ability to comply with affirmative and negative covenants under its credit agreement; the Company’s ability to service its existing indebtedness and obtain additional capital to finance operations and its growth opportunities; volatility of the Company’s stock price; the Company’s “controlled company” status and the influence of investment funds affiliated with Advent International, L.P. over the Company; the impact of an economic downturn and inflationary pressures on the Company’s business; fluctuations in the Company’s quarterly results of operations; changes in the Company’s tax rates and the Company’s exposure to tax liability; and the other factors identified under the heading “Risk Factors” in Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") and in the other documents that the Company files with the SEC from time to time.

Many of these factors are macroeconomic in nature and are, therefore, beyond the Company’s control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from those described in this press release as anticipated, believed, estimated, expected, intended, planned or projected. The forward-looking statements in this press release represent management’s views as of the date hereof. Unless required by law, the Company neither intends nor assumes any obligation to update these forward-looking statements for any reason after the date hereof to conform these statements to actual results or to changes in the Company’s expectations or otherwise.
Disclosure Regarding Non-GAAP Financial Measures
In addition to the financial measures presented in this release in accordance with GAAP, the Company has included certain non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted effective tax rate, adjusted gross profit, adjusted gross profit margin, adjusted SG&A and adjusted basic and diluted EPS. Management believes these non-GAAP financial measures, when taken together with the Company’s financial results presented in accordance with GAAP, provide meaningful supplemental information regarding the Company’s operating performance and facilitate internal comparisons of its historical operating performance on a more consistent basis by excluding certain items that may not be indicative of its business, results of operations or outlook. In particular, management believes that the use of these non-GAAP measures may be helpful to investors as they are measures used by management in assessing the health of the Company’s business, determining incentive compensation and evaluating its operating performance, as well as for internal planning and forecasting purposes.
The Company calculates adjusted EBITDA as net income, adjusted to exclude: (1) interest expense, net; (2) income tax provision; (3) depreciation and amortization; (4) share-based compensation expense; (5) non-ordinary inventory adjustments; (6) non-ordinary costs and fees; (7) non-ordinary legal costs; and (8) Tax Receivable Agreement liability adjustments. The Company calculates adjusted EBITDA margin by dividing adjusted EBITDA by net sales. The Company calculates adjusted net income as net income, adjusted to exclude: (1) amortization of intangible assets (excluding software); (2) non-ordinary costs and fees; (3) non-ordinary legal costs; (4) non-ordinary inventory adjustments; (5) share-based compensation expense; (6) Tax Receivable Agreement liability adjustments; and (7) tax effect of non-GAAP adjustments. The Company calculates adjusted effective tax rate as effective income tax rate, adjusted to exclude the tax effect of non-GAAP adjustments referenced in item (7) of the immediately preceding sentence. The Company calculates adjusted gross profit as gross profit, adjusted to exclude: (1) non-ordinary inventory adjustments and (2) amortization of patented formulations. The Company calculates adjusted gross profit margin by dividing adjusted gross profit by net sales. The Company calculates adjusted SG&A as SG&A, adjusted to exclude: (1) share-based compensation expense; (2) non-ordinary legal costs; and (3) non-ordinary costs and fees. The Company calculates adjusted basic and diluted EPS as adjusted net income divided by weighted average basic and diluted shares outstanding, respectively. Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for further information regarding these adjustments for the periods presented.
Please refer to "Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents" located in the financial supplement in this release for a reconciliation of these non-GAAP metrics to their most directly comparable financial measure stated in accordance with GAAP.
This release includes forward-looking guidance for adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit margin, adjusted effective tax rate and adjusted SG&A. The Company is not able to provide, without unreasonable effort, a reconciliation of the guidance for adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted gross profit margin, adjusted effective tax rate and adjusted SG&A to the most directly comparable GAAP measure because the Company does not currently have sufficient data to accurately estimate the variables and individual adjustments included in the most directly comparable GAAP measure that would be necessary for such reconciliations, including (a) income tax related accruals in respect of certain one-time items, (b) costs related to potential debt or equity transactions, and (c) other non-recurring expenses that cannot reasonably be estimated in advance. These adjustments are inherently variable and uncertain and depend on various factors that are beyond the Company's control and as a result it is also unable to predict their probable significance. Therefore, because management cannot estimate on a forward-looking basis without unreasonable effort the impact these variables and individual adjustments will have on its reported results in accordance with GAAP, it is unable to provide a reconciliation of the non-GAAP financial measures included in its fiscal year 2024 guidance.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except per share and share data)
(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current Assets:
Cash and cash equivalents	$538,829	$466,400
Accounts receivable, net of allowances of $21,309 and $21,465	34,886	40,921
Inventory	85,907	95,922
Other current assets	10,090	9,953
Total current assets	669,712	613,196
Property and equipment, net	1,238	930
Intangible assets, net	911,477	947,714
Goodwill	168,300	168,300
Other assets	8,430	10,198
Total assets	$1,759,157	$1,740,338

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$11,356	$7,073
Sales and income taxes payable	5,654	9,067
Accrued expenses and other current liabilities	19,797	20,576
Current portion of long-term debt	6,750	6,750
Current portion of Related Party payable pursuant to Tax Receivable Agreement	13,006	12,675
Total current liabilities	56,563	56,141
Long-term debt	645,040	649,023
Deferred tax liabilities	3,636	3,016
Related Party payable pursuant to Tax Receivable Agreement	172,390	185,496
Other liabilities	1,798	1,694
Total liabilities	879,427	895,370

Contingencies

Stockholders’ equity:
Common stock, $0.001 par value per share; 2,000,000,000 shares authorized, 662,479,324 and 660,731,935 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	662	671
Preferred stock, $0.001 par value per share; 25,000,000 shares authorized and no shares issued and outstanding	—	—
Additional paid-in capital	325,288	316,489
Accumulated other comprehensive (loss) income	(985)	1,365
Retained earnings	554,765	526,443
Total stockholders’ equity	879,730	844,968
Total liabilities and stockholders’ equity	$1,759,157	$1,740,338

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(amounts in thousands, except per share and share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$119,080	$123,555	$321,929	$346,583
Cost of sales:
Cost of product (excluding amortization)	34,781	37,415	89,361	98,431
Amortization of patented formulations	2,565	2,592	7,054	6,298
Total cost of sales	37,346	40,007	96,415	104,729
Gross profit	81,734	83,548	225,514	241,854
Operating expenses:
Selling, general, and administrative	42,956	36,433	128,816	119,770
Amortization of other intangible assets	10,782	10,378	32,807	31,025
Total operating expenses	53,738	46,811	161,623	150,795
Operating income	27,996	36,737	63,891	91,059
Interest expense	(15,610)	(14,692)	(44,708)	(43,283)
Interest income	6,605	5,182	19,067	13,024
Other income (expense), net	670	(970)	(541)	(1,328)
Income before provision for income taxes	19,661	26,257	37,709	59,472
Income tax provision	4,864	5,891	9,387	11,986
Net income	$14,797	$20,366	$28,322	$47,486
Net income per share:
Basic	$0.02	$0.03	$0.04	$0.07
Diluted	$0.02	$0.03	$0.04	$0.07
Weighted average common shares outstanding:
Basic	662,248,231	654,702,392	661,586,351	653,603,665
Diluted	666,151,359	678,758,020	664,723,301	681,089,543

Other comprehensive (loss) income:
Unrealized (loss) gain on derivatives, net of income tax effect	$(906)	$(861)	$(2,350)	$229
Total other comprehensive (loss) income	(906)	(861)	(2,350)	229
Comprehensive income	$13,891	$19,505	$25,972	$47,715

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income	$28,322	$47,486
Adjustments to reconcile net income to net cash provided by operating activities	65,088	81,011
Net cash provided by operating activities	93,410	128,497
Net cash used in investing activities	(3,369)	(2,902)
Net cash used in financing activities	(17,612)	(18,817)
Net increase in cash and cash equivalents	72,429	106,778
Cash and cash equivalents - beginning of period	466,400	322,808
Cash and cash equivalents - end of period	$538,829	$429,586
Reconciliation of Non-GAAP Financial Measures to GAAP Equivalents
(Unaudited)
The following tables present a reconciliation of net income, gross profit and SG&A, as the most directly comparable financial measure stated in accordance with U.S. GAAP, to adjusted EBITDA, adjusted EBITDA margin, adjusted gross profit, adjusted gross profit margin, adjusted SG&A, adjusted net income and adjusted net income per share for each of the periods presented.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted EBITDA
Net income	$14,797	$20,366	$28,322	$47,486
Depreciation and amortization of intangible assets	13,456	13,084	40,254	37,666
Interest expense, net	9,005	9,510	25,641	30,259
Income tax provision	4,864	5,891	9,387	11,986
Share-based compensation	2,516	2,686	8,560	7,338
One-time former distributor payment(1)	—	—	—	3,500
Inventory write off and disposal(2)	—	—	—	24
Executive reorganization cost(3)	—	3	12	8
Adjusted EBITDA	$44,638	$51,540	$112,176	$138,267
Adjusted EBITDA margin	37.5%	41.7%	34.8%	39.9%

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of Gross Profit to Adjusted Gross Profit
Gross profit	$81,734	$83,548	$225,514	$241,854
Amortization of patented formulations	2,565	2,592	7,054	6,298
Inventory write off and disposal(2)	—	—	—	24
Adjusted gross profit	$84,299	$86,140	$232,568	$248,176
Adjusted gross profit margin	70.8%	69.7%	72.2%	71.6%

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2024	2023	2024	2023
Reconciliation of SG&A to Adjusted SG&A
SG&A	$42,956	$36,433	$128,816	$119,770
Share-based compensation	(2,516)	(2,686)	(8,560)	(7,338)
One-time former distributor payment(1)	—	—	—	(3,500)
Executive reorganization cost(3)	—	(3)	(12)	(8)
Adjusted SG&A	$40,440	$33,744	$120,244	$108,924

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share data)	2024	2023	2024	2023
Reconciliation of Net Income to Adjusted Net Income
Net income	$14,797	$20,366	$28,322	$47,486
Amortization of intangible assets (excluding software)	12,748	12,770	37,602	36,845
Share-based compensation	2,516	2,686	8,560	7,338
One-time former distributor payment(1)	—	—	—	3,500
Inventory write off and disposal(2)	—	—	—	24
Executive reorganization cost(3)	—	3	12	8
Tax effect of adjustments	(1,325)	(2,471)	(6,413)	(9,226)
Adjusted net income	$28,736	$33,354	$68,083	$85,975
Adjusted net income per share:
Basic	$0.04	$0.05	$0.10	$0.13
Diluted	$0.04	$0.05	$0.10	$0.13
(1)During the nine months ended September 30, 2023, the Company made a one-time $3.5 million payment to a former distributor in the United Arab Emirates, which enabled the Company to establish a partnership with another distributor in the region.
(2)The inventory write-off and disposal costs related to unused stock of a product that the Company reformulated in June 2021 as a result of regulation changes in the E.U. In the interest of having a single formulation for sale worldwide, the Company reformulated on a global basis and disposed the unused stock.
(3)Represents ongoing benefit payments associated with the departure of the Company's Chief Executive Officer that occurred in fiscal year 2023 and Chief Operating Officer that occurred in fiscal year 2022.

Contacts:
Investors:

Patrick Flaherty
Vice President, Investor Relations
patrick.flaherty@olaplex.com

Financial Media:

Lisa Bobroff
Vice President, Global Communications & Consumer Engagement
lisa.bobroff@olaplex.com